Exhibit 99.1

IronNet Announces Common Stock Purchase Agreement with Tumim Stone Capital for up to $175 Million

Provides Equity Line to Support the Company’s Long-Term Growth Strategy

McLean, VA (February 14, 2022) – IronNet, Inc. (NYSE: IRNT) (“IronNet”), an innovative leader Transforming Cybersecurity Through Collective DefenseSM, today announced that it has entered into a common stock purchase agreement (the “Purchase Agreement”) with Tumim Stone Capital LLC (“Tumim Stone”).

Under the terms of the Purchase Agreement, IronNet has the right, but not the obligation, to sell to Tumim Stone up to $175 million of its common stock, subject to certain conditions. IronNet may direct Tumim Stone to purchase a number of shares not to exceed an amount determined by IronNet’s trading volume and stock price. Purchase notices may be issued over the period commencing once certain customary conditions are satisfied, including the filing and effectiveness of a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) with respect to resale of the shares issued pursuant to the Purchase Agreement, and ending on the first day of the month next following the 36-month anniversary of the Purchase Agreement. Further details will be contained in a Current Report on Form 8-K to be filed by IronNet with the SEC.

IronNet expects to use net proceeds from any sales of common stock under the Purchase Agreement for working capital and general corporate purposes to support its future growth.

The issuance of the shares under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering of IronNet’s common stock under the resale registration statement referred to in this press release will be made only by means of a prospectus.

About IronNet

Founded in 2014 by GEN (Ret.) Keith Alexander, IronNet, Inc. (NYSE: “IRNT”) is a global cybersecurity leader that is transforming how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former NSA cybersecurity operators with offensive and defensive cyber experience, IronNet integrates deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the availability and use of the common stock equity line established by the Purchase Agreement and statements regarding the filing and effectiveness of a registration statement to be filed by IronNet with respect to the shares that may be issued pursuant to the Purchase Agreement. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to satisfy all of the conditions in the Purchase Agreement necessary to obligate Tumim Stone to purchase IronNet’s shares; the inability of IronNet to access the full $175 million equity line, or a substantial portion thereof, due to the limitations in the Purchase Agreement, or otherwise; the risks that the trading volume and price limitations will limit IronNet’s ability to access some or all of the equity line; the inability of IronNet to file the Registration Statement with the SEC or the risk that such Registration Statement is never declared effective, or it is declared effective later than expected, thereby impacting IronNet’s ability to utilize the equity line as desired; the risks that IronNet’s access to capital will not be sufficient for IronNet to reach breakeven and/or positive cashflow; IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; IronNet’s estimates of the size of the markets for its products; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; IronNet’s ability to identify and integrate acquisitions; the performance of IronNet’s products; potential litigation; and general economic and market conditions impacting demand for IronNet’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in IronNet’s registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on September 30, 2021 and other documents that IronNet has filed or will file with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward looking statements, and IronNet does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IronNet Contacts:

IronNet Investor Contact: Nancy Fazioli: IR@ironnet.com

Media Contact: Brian Bartlett, Rational 360: Media@ironnetcybersecurity.com